SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                               CEL-SCI CORPORATION
                     -------------------------------------
                (Name of Registrant as Specified In Its Charter)


                    William T. Hart - Attorney for Registrant
              ---------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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    4)   Proposed maximum aggregate value of transaction:

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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

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    2)   Form, Schedule or Registration No.:

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    3)   Filing Party:

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    4)   Date Filed:

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


                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                           NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD MARCH 22, 2001

To the Shareholders:

    Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (the "Company") will be held at the Company's laboratory which is located at 4820-C Seton Drive, Baltimore, MD 21215 on March 22, 2001, at 11:00 A.M., for the following purposes:

    (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

    (2) to approve the adoption of the Company's 2001 Incentive Stock Option Plan which provides that up to 500,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan.

    (3) to approve the adoption of the Company's 2001 Non-Qualified Stock Option Plan which provides that up to 500,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan.

    (4) to approve the adoption of the Company's 2001 Stock Bonus Plan which provides that up to 200,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan.

    (5) to approve the issuance of such number of common share as may be required by the terms of certain outstanding warrants.

    (6) to ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 2001;

      to transact such other business as may properly come before the meeting.

    February 1, 2001 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of February 1, 2001, there were 20,559,700 outstanding shares of the Company's Common Stock.

                               CEL-SCI CORPORATION

                                       By  Geert R. Kersten
                                          -------------------------------------
                                           Chief Executive Officer

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD. TO SAVE THE COST OF FURTHER SOLICITATION PLEASE MAIL YOUR PROXY CARD PROMPTLY.

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT

    The accompanying proxy is solicited by the Company's directors for voting at the annual meeting of shareholders to be held on March 22, 2001, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about March 6, 2001.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy is required to elect directors and to approve the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

    Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will have the same effect as votes against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of February 1, 2001 information with respect to the shareholdings of (i) each person owning beneficially 5% or more of the Company's Common Stock (ii) each officer and director and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of Common Stock.

                                       Number of            Percent of
Name and Address                        Shares (1)             Class  (4)
----------------                       -----------          -------------

Maximilian de Clara                      348,333                    *
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                       1,210,422 (2)             5.4%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                      216,292                    *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

M. Douglas Winship                       103,283                    *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                         81,015                    *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.               134,874                    *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Michael Luecke                            58,209                    *
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                    25,000                    *
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

John M. Jacquemin                        562,436 (3)             2.6%
8614 Westwood Center Drive
Vienna, VA 22182

F. Donald Hudson                            127,200                 *
40 Moorings Road
Marion, MA  02738

All Officers and Directors             2,867,064                12.6%
as a Group (10 persons)

*Less than 1%

(1) Includes shares issuable prior to May 22, 2001 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
         Name                                    Prior to May 22, 2001
         ----                             ------------------------------------

         Maximilian de Clara                         348,333
         Geert R. Kersten                          1,073,334
         Patricia B. Prichep                         203,501
         M. Douglas Winship                           94,167
         Eyal Talor, Ph.D.                            70,833
         Daniel H. Zimmerman, Ph.D.                  107,667
         Michael Luecke                               50,000
         Alexander G. Esterhazy                       25,000
         John M. Jacquemin                           278,152
         F. Donald Hudson                            127,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Includes shares registered in the name of Mooring Capital Fund and shares issuable upon the exercise of warrants held by Mooring Capital Fund. Mr. Jacquemin may be deemed the beneficial owner of the shares held by Mooring Capital Fund.

(4) Amount excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by the Company.

ELECTION OF DIRECTORS

    Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

    All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

    Certain information concerning the Company's officers and the Board of Directors follows:

Name                    Age            Position

Maximilian de Clara     70         President and a Director
Geert R. Kersten, Esq.  42         Chief Executive Officer, Secretary, Treasurer
                                   and a Director
Patricia B. Prichep     49         Senior Vice President of Operations
M. Douglas Winship      51         Senior Vice President of Regulatory
                                   Affairs and Quality Assurance
Eyal Talor, Ph.D.       44         Senior Vice President of Research and
                                   Manufacturing
Daniel H. Zimmerman  Ph.D. 59      Senior Vice President of Research, Cellular
                                   Immunology
Michael Luecke          58         Senior Vice President of Business Development
Alexander G. Esterhazy  56         Director
John M. Jacquemin       53         Director
F. Donald Hudson        67         Director

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of the Company, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

      Maximilian de Clara. Mr. de Clara has been a director of the Company since its inception in March, l983, and has been president of the Company since July, l983. Prior to his affiliation with the Company, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for the Company between February, 1987 and October, 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed a director of the Company. Mr. Kersten also became the Company's secretary and treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief Operating Officer and in February 1995, Mr. Kersten became the Company's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of the Company. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and a M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been the Company's Senior Vice President of Operations since March 1994. Between December, 1992 and March 1994, Ms. Prichep was the Company's Director of Operations. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

     M. Douglas Winship has been the Company's Senior Vice President of Regulatory Affairs and Quality Assurance since April 1994. Between 1988 and April 1994, Mr. Winship held various positions with Curative Technologies, Inc., including Vice President of Regulatory Affairs and Quality Assurance (1991-1994).

      Eyal Talor, Ph.D. has been the Company's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a principal scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer for SRA. Since 1987, Dr. Talor has held various positions with The John Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and adjunct associate professor (1991-present).

     Daniel H. Zimmerman, Ph.D. has been the Company's Vice President of Research, Cellular Immunology since January 1996. Dr. Zimmerman founded CELL MED, Inc. and was its president from 1987 to 1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969 to 1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

      Michael Luecke joined the Company as Senior Vice President of Business Development in June 1998. Mr. Luecke has over 20 years of business experience in pharmaceutical and biotechnology companies. He has held senior-level business development/licensing positions with Bristol-Myers, SmithKline and Ciba-Geigy, as well as several small biopharmaceutical companies.

      Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1998 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      John M. Jacquemin has, since 1982, been the President of Mooring Financial Corporation, a company specializing in the origination, purchase and administration of commercial loan portfolios, equipment leases and real estate mortgages. Between 1977 and 1982 Mr. Jacquemin was Vice President of CFC Corporation, a company involved in title insurance, fire and casualty insurance, equipment leasing and real estate development.

     F. Donald Hudson has been a director of the Company since May 19, 2000. Mr. Hudson was previously a director of the Company between May 1992 and March 1999. Since October 1995 Mr. Hudson has been a consultant in the biotechnology field. From December 1994 to October 1995 Mr. Hudson was President and Chief Executive Officer of VIMRx Pharmaceuticals, Inc. (now Nexell Corp.) Mr. Hudson was reappointed as a director on May 19, 2000 in connection with the settlement of litigation brought by Mr. Hudson and a former director of the Company.

      All of the Company's officers devote substantially all of their time to the Company's business.

      The Company's Board of Directors met eleven times during the year ending September 30, 2000. All of the Directors attended each of these meetings either in person or by telephone conference call.

Executive Compensation

    The following table sets forth in summary form the compensation received during the past three fiscal years by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal year ended September 30, 2000.


                                                     Other                              All
                                                    Annual     Restric-                Other
                                                    Compen-    ted Stock   Options   Compensa-
Name and Princi-         Fiscal   Salary   Bonus    sation      Awards     Granted     tion
 pal Position             Year     (1)      (2)       (3)        (4)          (5)       (6)
------------------       ------  -------  -------  --------   ---------    -------    -------

Maximilian de Clara,      2000  $345,583     --     $72,945   $550,000      60,000   $    64
President                 1999  $335,292     --     $72,945   $435,625     145,000   $    63
                          1998  $315,021     --     $81,709         --     164,000   $    73

Geert R. Kersten,         2000  $303,049     --     $15,349    $10,375      60,000    $4,114
Chief Executive           1999  $268,480            $15,154    $10,000    $145,000    $4,113
Officer, Secretary        1998  $229,533     --     $15,180   $  7,500     164,000    $5,310
and Treasurer

Patricia B. Prichep       2000  $114,430     --      $3,000     $6,998      23,000    $   63
Senior Vice President     1999  $107,936     --      $3,000     $6,476      79,500    $   63
of Operations

M. Douglas Winship,       2000  $154,658     --      $2,400     $9,280      20,000     $  64
Senior Vice President     1999  $146,609     --      $2,400     $8,797      27,500     $  63
of Regulatory Affairs     1998  $136,918     --      $2,400     $6,240          --    $1,060
and Quality Assurance

Eyal Talor, Ph.D.         2000  $150,334     --      $3,000     $9,020      50,000     $  63
Senior Vice President     1999  $139,085     --      $3,000     $8,345      30,000     $  63
of Research and           1998  $130,845     --      $3,000     $5,769      27,000     $ 958
Manufacturing

Daniel Zimmerman,         2000  $124,165     --      $3,000     $7,450      20,000     $  64
 Ph.D.,                   1999  $114,806     --      $3,000     $6,888      45,000     $  63
Senior Vice President     1998  $106,360     --      $3,000     $4,882      39,000     $ 822
of Cellular Immunology

Michael Luecke,           2000  $150,000     --         --      $9,000          --     $  64
Senior Vice President     1999  $150,000     --         --      $8,875          --     $  63
of Business Development


(1)   The dollar value of base salary (cash and non-cash) received.

(2)   The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, the shares (200,000 in 2000 and 1999) were issued in consideration for past services rendered to the Company. In the case of all other persons listed in the table, the shares were issued as the Company's contribution on behalf of the named officer to the Company's 401(k) retirement plan.

      As of September 30, 2000, the number of shares of the Company's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of the Company's common stock were:

         Name                       Shares            Value

      Maximilian de Clara               --               --
      Geert R. Kersten             137,088         $300,223
      Patricia B. Prichep           12,791        $  28,012
      M. Douglas Winship             9,116        $  19,964
      Eyal Talor, Ph.D.             10,182        $  22,299
      Daniel Zimmerman, Ph.D.       27,207        $  59,583
      Michael Luecke                 8,209        $  17,978

      Dividends may be paid on shares of restricted stock owned by the Company's officers and directors, although the Company has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the Table. Includes certain options issued in connection with the Company's Salary Reduction Plans as well as certain options purchased from the Company. See "Options Granted During Fiscal Year Ending September 30, 2000" below.

(6) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company. Amounts in the table represent life insurance premiums.

Long Term Incentive Plans - Awards in Last Fiscal Year

         None.

Employee Pension, Profit Sharing or Other Retirement Plans

         During 1993 the Company implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. Each participant's contribution is matched by the Company with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. The Company's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The fiscal 2000 expenses for this plan were $102,559. Other than the 401(k) Plan, the Company does not have a defined benefit, pension, profit sharing or other retirement plan.

Compensation of Directors

         Standard Arrangements. The Company currently pays its directors $2,000 per quarter, plus expenses. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

     Other Arrangements. The Company has from time to time granted options to its directors. See "Stock Options" below for additional information concerning options granted to the Company's directors.

Employment  Contracts

     Effective April 12, 1999, the Company entered into a three-year employment agreement with Mr. de Clara. The employment agreement provides that the Company will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

      Effective August 1, 2000, the Company entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement the Company will pay Mr. Kersten an annual salary of $336,132, subject to the minimum annual increases of 5% per year. In the event there is a change in the control of the Company, the agreement allows Mr. Kersten to resign from his position at the Company and receive a lump-sum payment from the Company equal to 24 months salary. For purposes of the employment agreement, a change in the control of the Company means: (1) the merger of the Company with another entity if after such merger the shareholders of the Company do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of the Company; (3) the acquisition by any person of more than 50% of the Company's common stock; or
(4) a change in a majority of the Company's directors which has not been approved by the incumbent directors.

Stock Options

         The following tables set forth information concerning the options granted during the fiscal year ended September 30, 2000, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

          Options Granted During Fiscal Year Ending September 30, 2000
          ------------------------------------------------------------
                  Individual Grants
------------------------------------------------------------------------------

                                                                        Potential Realizable
                                  % of Total                              Value at Assumed
                                    Options                            Annual Rates of Stock
                                  Granted to     Exercise                Price Appreciation
                      Options    Employees in    Price Per  Expiration   for Option Term (1)
 Name                Granted(#)  Fiscal Year       Share       Date      5%              10%
------               ----------  -------------   --------   -----------  ----           -----

Maximilian de Clara    60,000        15%          $3.06     4/19/10    $115,200       $292,611

Geert R. Kersten       60,000        15%          $3.06     4/19/10    $115,200       $292,611

Patricia B. Prichep    23,000       5.8%          $4.00     2/02/10    $ 57,858       $146,510

Eyal Talor, Ph.D.      50,000      12.6%          $2.56    11/27/09   $  80,000       $204,000

M. Douglas Winship     20,000         5%          $5.37     4/03/10   $  67,543       $171,160

Daniel Zimmerman, Ph.D.20,000         5%          $4.00     2/02/10   $  50,300       $127,400


(1) The potential realizable value of the options shown in the table assuming the market price of the Company's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

                   Option Exercises and Year-End Option Values

                                                                Value (in $) of
                                                                  Unexercised
                                                Number of        In-the-Money
                                               Unexercised     Options at Fiscal
                        Shares                 Options (3)        Year-End (4)
                                               ------------    -----------------
                     Acquired On     Value      Exercisable/      Exercisable/
Name                 Exercise (1) Realized (2) Unexercisable     Unexercisable
----                 ------------ ------------ -------------   ----------------

Maximilian de Clara 373,667     $1,436,548    295,000/109,999      25,916/4,333
Geert R. Kersten     50,750       $137,310  1,020,001/109,999      25,916/4,333
Patricia Prichep     23,000        $89,900    190,834/38,666       12,525/1,300
M. Douglas Winship    2,000         $4,510     82,500/30,000        3,775/1,300
Eyal Talor           91,334       $274,626     70,833/18,333        3,366/1,733
Daniel Zimmerman     24,000       $141,120     91,000/35,000        8,150/1,300
Michael Luecke       10,000        $44,425     40,000/50,000           --/--

(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2000.

(2) With respect to options exercised during the Company's fiscal year ended September 30, 2000, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 2000, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 2000, the market value of the stock underlying those options as of September 30, 2000.

Stock Option and Bonus Plans

         The Company has  Incentive  Stock  Option  Plans,  Non-Qualified  Stock
Option Plans and Stock Bonus Plans. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

         Incentive Stock Option Plans. The Incentive Stock Option Plans authorize the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. Only Company employees may be granted options pursuant to the Incentive Stock Option Plans.

         To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

         (a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to death or permanent and total disability);

         (b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's permanent and total disability;

         (c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

         The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

         Options may not be exercised until one year following the date of grant. An option granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plans may not be exercisable by its terms after ten years from the date of grant.

         The purchase price per share of Common Stock purchasable under an option cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares).

         Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

         Stock Bonus Plans. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         Other Information Regarding the Plans. The Plans are administered by the Company's Board of Directors. The Directors serve for a one-year tenure and until their successors are elected. A Director may be removed at any time by the vote of a majority of the Company's shareholders. Any vacancies which may occur on the Board of Directors may be filled by the Board of Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

         In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board of Directors payment for the shares of common stock underlying options may be paid through the delivery of shares of the Company's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

         Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plans will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

         The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not without shareholder approval make any amendment which would materially modify the eligibility requirements for the Plans or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

         Summary. The following sets forth certain information, as of February 1, 2000, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

    The total shares reserved under each Plan includes shares authorized by the 2001 Plans which are being submitted to the Company's shareholders for their approval at the March 22, 2001 meeting.

                            Total        Shares
                           Shares    Reserved for    Shares        Remaining
                          Reserved   Outstanding    Issued as   Options/Shares
Name of Plan            Under Plans    Options     Stock Bonus     Under Plans
------------            -----------  ----------    -----------     ----------

Incentive Stock
 Option Plans            2,100,000    1,071,766         N/A         941,649

Non-Qualified Stock
 Option  Plans           3,760,000    2,235,806         N/A         376,733

Stock Bonus Plans        1,040,000          N/A     515,838         524,142


      Of the shares issued pursuant to the Company's Stock Bonus Plans 112,434 shares have been issued as part of the Company's contribution to its 401(k) plan and 400,000 shares have been issued to Maximilian de Clara, the Company's President, for services rendered to the Company.

Transactions with Related Parties

    During the year ended September 30, 1999 the Company issued 200,000 shares of its common stock to Mr. de Clara for past services provided to the Company. In January 2000 the Company issued Mr. de Clara an additional 200,000 shares of common stock for past services provided to the Company.

Compensation Committee

    During the year ending September 30, 2000 the Company had a Compensation Committee which was comprised of Maximilian de Clara, Alexander Esterhazy and John Jacquemin. During the year ended September 30, 2000 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with the Company's Board of Director's meetings.

    During the year ended September 30, 2000, Mr. de Clara was the only officer participating in deliberations of the Company's compensation committee concerning executive officer compensation. During the year ended September 30, 2000, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the compensation committee of such entity.

    The following is the report of the Compensation Committee:

    The key components of the Company's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

    The Company's long term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account Company and individual performance, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

    In April 1999 the Company entered into a three-year employment agreement with Maximilian de Clara, the Company's President, which provides that during the employment term the Company will pay Mr. de Clara a salary of $363,000. Between August 1, 1997 and August 1, 2000 the Company had an employment agreement with Mr. Kersten which provided that during the year ending July 31, 2000, the Company would pay Mr. Kersten a salary of $320,466. Effective August 1, 2000, the Company entered into a new three-year employment agreement with Geert R. Kersten. The employment agreement provides that during the term of the employment agreement the Company will pay Mr. Kersten an annual salary of $336,132, subject to the minimum annual increases of 5% per year. In renewing Mr. Kersten's employment contract the Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with the Company. During the fiscal year ending September 30, 2000 the cash compensation paid to Mr. de Clara and Mr. Kersten was based on these employment contracts. Since the terms of the employment contracts established the compensation paid to Mr. de Clara and Mr. Kersten, and except with respect to the renewal of Mr. Kersten's employment contract, there was no relationship between the Company's performance and Mr. de Clara's or Mr. Kersten's compensation for the last completed fiscal year. During the year ended September 30, 1999 Mr. de Clara and Mr. Kersten, in accordance with the Company's salary reduction program, agreed to reduce a portion of the compensation payable in fiscal 1999 and 2000 pursuant to their employment contracts in exchange for stock options.

    During the year ending September 30, 2000, the compensation paid to the Company's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with the Company, the achievement of specific goals established for the Company and its business, and, in certain instances, the achievement of individual goals.

    Financial or stockholder value performance comparisons were not used to determine the compensation of the Company's other executive officers since the

Company's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to the Company's financial or stock price performance can be misleading.

    During the year ended September 30, 2000 the Company granted options for the purchase of 233,000 shares of the Company's common stock to the Company's executive officers. In granting the options to the Company's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

    During the year ended September 30, 2000 the Company issued 200,000 shares of its common stock to the Company's President, Maximilian de Clara, in return for past services provided to the Company.

    The foregoing  report has been  approved by the members of the  Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                                 John Jacquemin

Stockholder Return Performance Graph

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Amex Market Value Index and an old and new Biotechnology peer group for the five fiscal years ending September 30, 2000.

          Comparison of Five Year Cumulative Total Return Among Cel-Sci Corporation, the Amex Market Value, a New Peer Group and the Old Peer Group


     The members of the New Peer Group used for purposes of the following comparison, and their respective trading symbols, are: Antex Biologics, Inc.
(ANX), Epimmune, Inc. (EPMN) and Neoprobe Corp. (NEOP).

     The members of the Old Peer Group, and their respective trading symbols, are: Pharmos Corp. (PARS), Alpha 1 Biomedicals, Inc. (ALBM), Interferon Sciences, Inc. (IFSC), and Avant Immunotherapeutics, Inc. (AVAN). The Old Peer Group was replaced with the New Peer Group since the large market capitalization of Avant Immnotherapeutics, Inc. (AVAN), relative to the other members of the Old Peer Group, resulted in a distorted weighted average of the Old Peer Group's cumulative total return.

                                              Cumulative Total Return
                                               -----------------------
                                  9/95    9/96    9/97    9/98    9/99    9/00
                                  ----    ----    ----    ----    ----    ----
New Peer Group

Cel-Sci Corporation              100.00  124.32  156.76   56.76   58.11   48.65
Amex Market Value Index          100.00  101.91  127.81  119.69  153.76  191.35
Peer Group                       100.00   98.54   78.97    9.95    8.04    9.27

Old Peer Group

Cel-Sci Corporation              100.00  124.32  156.76   56.76   58.11   48.65
Amex Market Value Index          100.00  101.91  127.81  119.69  153.76  191.35
Peer Group                       100.00   56.98   76.38   34.46   31.99  133.22

$100 invested on 09/30/95 in stock or index, including reinvestment of dividends. The Company's fiscal year ends on September 30.

Audit Committee

    During the year ending September 30, 2000 the Company had an Audit Committee comprised of Geert Kersten, Alexander Esterhazy and John Jacquemin. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditor's management letter relating to the Company's internal accounting controls. During the fiscal year ending September 30, 2000, the Audit Committee met once. A majority of the members of the Audit Committee attended this meeting.

The following is the report of the Audit Committee.

(1) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended September 30, 2000 with the Company's management.
(2) The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement of Accounting Standards 61.
(3) The Audit Committee received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and discussed with the Company's independent accountants the independent accountants independence; and
(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

    The  foregoing  report  has  been  approved  by the  members  of  the  Audit
Committee:

                                Geert R. Kersten
                             Alexander G. Esterhazy
                                John M. Jacquemin

PROPOSAL TO ADOPT 2001 INCENTIVE STOCK OPTION PLAN

    Shareholders are being requested to vote on the adoption of the Company's 2001 Incentive Stock Option Plan. The purpose of the 2001 Incentive Stock Option Plan is to furnish additional compensation and incentives to the Company's officers and employees.

    The 2001 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 500,000 shares of the Company's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement the Company had not granted any options pursuant to this plan.

    Any options granted under the 2001 Incentive Stock Option Plan must be granted before December 1, 2010. If adopted, the 2001 Incentive Stock Option Plan will function and be administered in the same manner as the Company's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the 2001 Incentive Stock Option Plan.

PROPOSAL TO ADOPT 2001 NON-QUALIFIED STOCK OPTION PLAN

    Shareholders are being requested to vote on the adoption of the Company's 2001 Non-Qualified Stock Option Plan. The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the 2001 Non-Qualified Plan as may be determined by the Company's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

    The 2001 Non-Qualified Plan, if adopted, will authorize the issuance of up to 500,000 shares of the Company's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement, options to purchase 135,000 shares have been granted pursuant to the 2001 Non-Qualified Plan.

    The 2001 Non-Qualified Plan will function and be administered in the same manner as the Company's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the 2001 Non-Qualified Plan.

PROPOSAL TO ADOPT 2001 STOCK BONUS PLAN

    Shareholders are being requested to vote on the adoption of the Company's 2001 Stock Bonus Plan. The purpose of the 2001 Stock Bonus Plan is to furnish additional compensation and incentives to the Company's officers and employees and to allow the Company to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

    Since 1993 the Company has maintained a defined contribution retirement plan (also known as a 40l(k) Plan) covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution to the 401(k) Plan was made in cash. Effective January 1, 1998 the Company's employees approved a change in the plan such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. The Company's contribution of common stock is made quarterly and is valued based upon the price of the Company's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of the Company's common stock serves to further align the shareholder's interest with that of the Company's employees.

    The 2001 Stock Bonus Plan, if adopted, will authorize the issuance of up to 200,000 shares of the Company's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement the Company had not granted any stock bonuses pursuant to the 2001 Stock Bonus Plan.

    The 2001 Stock Bonus Plan will function and be administered in the same manner as the Company's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the 2001 Stock Bonus Plan.

PROPOSAL TO APPROVE ISSUANCE OF COMMON STOCK AS REQUIRED BY TERMS OF SERIES B AND SERIES D WARRANTS

    In December 1999 and January 2000, the Company sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to a group of private investors for $2,800,000. The Series A warrants allow the holders to purchase up to 402,007 shares of the Company's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Series B warrants allow the holders, under certain circumstances, to acquire additional shares of the Company's common stock at a nominal price in the event:

o the price of the Company's common stock falls below $2.4375 per share prior to the first fixed vesting date,
o the price of the Company's common stock, on any subsequent fixed vesting date, falls below (i) $2.4375 per share or (ii) the price of the Company's common stock on the immediately preceding vesting date, whichever is less, or
o the Company raises in excess of $1,000,000 at a price which is below $2.4375 per share.

    The fixed vesting dates for the purposes of the Series B warrants are:

                              December 8, 2000 (1)
                                  June 8, 2001
                                December 8, 2001
                                  June 8, 2002
                                December 8, 2002

(1) In the case of 122,951 shares sold in January 2001, the first vesting date is December 30, 2000. The subsequent vesting dates are unchanged.

    Other vesting dates will occur when an extraordinary event occurs, such as a change in the control of the Company, the bankruptcy or liquidation of the Company, or the failure of the Company's common stock to be listed on the American Stock Exchange, the NASDAQ Stock Market or the NASDAQ SmallCap market.

    In December 2000, and at the time of the first fixed vesting date, the investors in this offering still owned 364,814 shares which they purchased in the private offering. Since the price of the Company's common stock was below $2.4375 per share on the vesting date, the terms of the Series B warrants, as outlined below, entitled the investors to acquire 273,834 shares of the Company's common stock at a nominal price.

    Upon the occurrence of any future vesting date, the additional shares which the Company will be required to issue to the holders of the Series B warrants will be determined in accordance with the following formula:

      [(C x PA) / A]  -  C

      C   =   The number of shares  purchased  by the Series B warrant  holder and not yet sold

     PA   =   The Adjustment  Price from the  immediately  preceding
              vesting date, which was $1.54 as of December 8, 2000.

      A   =   Adjustment  price,  which is equal to the  lesser  of
              $1.54, or the average of the 10 lowest closing bid prices of the Company's common stock during the 30 trading days immediately preceding the vesting date.

    In the case of 122,951 shares sold in January 2000, the Adjustment Price is $1.17.

    In addition to the foregoing, if the Company raises in excess of $1,000,000 through the sale of common stock, or securities convertible into common stock, at a price which is below $2.4375 per share, then the holders of the Series B warrants will be entitled to receive additional shares of the Company's common stock in accordance with the following formula:

            [(C x $2.4375) / D]  -  C

            C    =      The number of shares purchased by the Series B warrant
                        holder and not yet sold on the date of the financing.

            D    =      An amount  equal to the  lesser of the  average of the
                        closing bid prices of the Company's common stock for the 10 trading days immediately preceding the date of the financing, or the price per share of the common stock, or common stock equivalent (as the case may be), sold in the financing.

    In March 2000, the Company sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to above for $7,700,000. The Series C warrants allow the holders to purchase up to 413,344 shares of the Company's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allow the holders, under certain circumstances, to acquire additional shares of the Company's common stock at a nominal price in the event:

o the price of the Company's common stock falls below $7.50 per share prior to the first fixed vesting date,
o the price of the Company's common stock, on any subsequent fixed vesting date, falls below (i) $7.50 per share or (ii) the price of the Company's common stock on the immediately preceding vesting date, whichever is less, or
o the Company raises in excess of $1,000,000 at a price which is below $7.50 per share.

    The fixed vesting dates for the purposes of the Series D warrants are:

                                 March 21, 2001
                               September 21, 2001
                                 March 21, 2002
                               September 21, 2002
                                 March 21, 2003

    Other vesting dates will occur when an extraordinary event occurs, such as a change in the control of the Company, the bankruptcy or liquidation of the Company, or the failure of the Company's common stock to be listed on the American Stock Exchange, the NASDAQ Stock Market or the NASDAQ SmallCap market.

    Upon the occurrence of a vesting date, the additional shares which the Company will be required to issue to the holders of the Series D warrants will be determined in accordance with the following formula:

 [(C x PA) / A]  -  C

  C     =     The number of shares  purchased by the Series D warrant holder and not yet sold

  PA    =     The Adjustment Price from the immediately  preceding vesting date or, with respect to the first vesting date, $7.50.

  A     =      Adjustment  price,  which is equal to the  lesser  of
               $7.50, or the average of the 10 lowest closing bid prices of the Company's common stock during the 30 trading days immediately preceding the vesting date.

    In addition to the foregoing, if the Company raises in excess of $1,000,000 through the sale of common stock, or securities convertible into common stock, at a price which is below $7.50 per share, then the holders of the Series D warrants will be entitled to receive additional shares of the Company's common stock in accordance with the following formula:

            [(C x $7.50) / D]  -  C

            C = The number of shares purchased by the Series D warrant holder and not yet sold on the date of the financing.

            D = An amount equal to the lesser of the average of the closing bid prices of the Company's common stock for the 10 trading days immediately preceding the date of the financing, or the price per share of the common stock, or common stock equivalent (as the case may be), sold in the financing.

    The Company's common stock and warrants trade on the American Stock Exchange ("AMEX"). The rules of AMEX require a corporation, the securities of which are listed on the AMEX, to obtain shareholder approval if more than 20% of a corporation's common stock will be sold in a private offering and below the greater of the book value or market price of the corporation's common stock.

    For purposes of applying this particular rule to shares issuable upon the exercise of the Series B and Series D warrants, the AMEX considers (i) the issuance of common stock upon the exercise of the warrants to be a sale of the Company's common stock, (ii) the price at which the warrants are exercised to be the price at which the shares of common stock are sold, and (iii) since the warrants are exercisable at a nominal price, any shares issued upon the exercise of the Series B and Series D warrants will consider to have been issued at less than market price.

    Based upon the number of the Company's common shares which were outstanding prior to the sale of the Series B and Series D warrants, the AMEX rule would prohibit the Company from issuing more than 4,081,100 shares upon the exercise of the Series B and Series D warrants unless shareholder approval is obtained for the issuance of these additional shares.

    In order to avoid any violation of the AMEX rules relating to the issuance of shares below the market price of the Company's common stock, the terms of the Series B and D warrants provide that no more than 4,081,100 shares may be issued upon the exercise of these warrants, unless the Company obtains shareholder approval for the issuance of more than 4,081,100 shares.

    The actual number of shares issuable upon the exercise of the Series B and D warrants will vary depending upon a number of factors, including the price of the Company's common stock at certain dates. Accordingly, the number of shares which may be issued upon the exercise of the Series B and D warrants cannot be determined at this time. However, based upon the market price of the Company's common stock on February 2, 2001, the Company would be required to issue approximately 1,776,000 shares of its common stock if the Series B and D warrants were exercised as of that date.

    If a majority of the shareholders present in person or by proxy at the annual meeting do not approve the additional issuance of shares, the Company will be required to pay to the Series B or Series D warrant holders an amount equal to the market price of the Company's common stock, multiplied by the number of shares which could have been issued upon the exercise of the Series B or Series D warrants had the proposal been adopted.

    The Company is requesting the Company's shareholders to approve the issuance of such number of common shares as may be required upon the exercise of the Series B and Series D warrants. The Company's Board of Directors believes that approval of this proposal is in the best interests of both the Company and its shareholders and unanimously recommends that shareholders vote "FOR" this Proposal.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche, independent certified public accountants, to audit the books and records of the Company for the fiscal year ended September 30, 2001. Deloitte & Touche served as the Company's independent public accountants for the fiscal year ended September 30, 2000. A representative of Deloitte & Touche is not expected to be present at the shareholders' meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the year ending September 30, 2000 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS

    Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company's year ending September 30, 2001 must be received by the Secretary of the Company no later than December 31, 2001.

GENERAL

    The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the year ending September 30, 2000 fiscal year, is included in this mailing.

    The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

    Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                               CEL-SCI CORPORATION

                This Proxy is solicited by the Company's Board of Directors

    The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held March 22, 2001, 11:00 A.M. local time, at the Company's laboratory, which is located at 4820-C Seton Drive, Baltimore, MD 21215, and hereby appoints Maximilian de Clara or Geert R. Kersten, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

    (1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.
 ___
/__/ FOR all nominees listed below (except as marked to the contrary below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

 ___
/__/  WITHHOLD AUTHORITY to vote for all nominees listed below Nominees:

                               Maximilian de Clara
                                Geert R. Kersten
                             Alexander G. Esterhazy
                                John M. Jacquemin
                                F. Donald Hudson

    (2) To approve the adoption of the  Company's  2001  Incentive  Stock Option
Plan.
                          __      __          __
                         /_/ FOR /_/ AGAINST /_/ ABSTAIN

    (3) To approve the adoption of the Company's 2001 Non-Qualified Stock Option Plan.
                          __      __          __
                         /_/ FOR /_/ AGAINST /_/ ABSTAIN

    (4)  To approve the adoption of the Company's  2001 Stock Bonus Plan

                          __      __          __
                         /_/ FOR /_/ AGAINST /_/ ABSTAIN

(5) To approve the issuance of such number common shares as may be required by the terms of the Company's Series B and Series D warrants.

                          __      __          __
                         /_/ FOR /_/ AGAINST /_/ ABSTAIN


    (6) To ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 2001.
                          __      __          __
                         /_/ FOR /_/ AGAINST /_/ ABSTAIN


         To transact such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 6.

                                  Dated this ____ day of _____________ , 2001.

                                                ____________________________
                                                       (Signature)


                                                ____________________________
                                                      (Signature)


    Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

    Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.